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                                                                     Exhibit 8.2


                 [Letterhead of Wachtell, Lipton, Rosen & Katz]


                                                             June 29, 2004


GreenPoint Financial Corp.
90 Park Avenue
New York, New York  10016

Ladies and Gentlemen:

     We have acted as special counsel to GreenPoint Financial Corp., a Delaware corporation ("GreenPoint"), in connection with the proposed merger (the "Merger") of GreenPoint with and into North Fork Bancorporation, Inc., a Delaware corporation ("North Fork"), pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of February 15, 2004, by and between North Fork and GreenPoint. At your request, and in connection with the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (as amended through the date hereof, the "Registration Statement"), we are rendering our opinion concerning the material federal income tax consequences of the Merger. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.

     For purposes of the opinion set forth below, we have relied, with the consent of GreenPoint and the consent of North Fork, upon the accuracy and completeness of the factual statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of GreenPoint and North Fork dated the date hereof, and have assumed that such factual statements and representations will be accurate and complete as of the Effective Time (as if made as of such time) and that all such factual statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the

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Greenpoint Financial Corp.
Page 2


joint proxy statement/prospectus (the "Proxy Statement/Prospectus") contained therein, each as amended or supplemented through the date hereof.

     We have also assumed that (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Proxy Statement/Prospectus (and no transaction or condition described therein and affecting this opinion will be waived by any party) and (ii) the Merger will be reported by GreenPoint and North Fork on their respective federal income tax returns in a manner consistent with the opinion set forth below.

     Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

     We express no opinion on any issue relating to the tax consequences of the Merger other than those set forth above. Our opinion is based upon the Code, published judicial decisions, administrative regulations and published rulings and procedures as in existence on the date hereof. Future legislative, judicial or administrative changes, on either a prospective or retroactive basis, could affect our opinion. Further, our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. We undertake no responsibility to advise you of any future change in the matters stated herein or in the federal income tax laws or the application or interpretation thereof.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. We are furnishing this opinion solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon for any other purpose.


                                              Very truly yours,


                                              /s/ Wachtell, Lipton, Rosen & Katz